SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

GREEN PLAINS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2015

Dear Shareholder,

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Green Plains Inc. to be held at 10:00 a.m., Central Time, on Tuesday, May 12, 2015 at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska.

A Notice of Annual Meeting of Shareholders, Proxy Statement containing information about matters to be acted upon, Proxy Card and 2014 Annual Report are enclosed.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the Annual Meeting of Shareholders, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Shareholders, you may revoke the proxy and vote in person.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Wayne B. Hoovestol

Chairman of the Board of Directors

GREEN PLAINS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 12, 2015

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Plains Inc. (the “Company”) will be held at 10:00 a.m., Central Time, on Tuesday, May 12, 2015 at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska, for the following purposes:

1.	To elect four directors to serve three-year terms that expire at the 2018 annual meeting; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “For” all nominees in Proposal 1.

The foregoing items are more fully described in the accompanying Proxy Statement. The Company has fixed the close of business on March 19, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of the Company’s common stock is entitled to one vote on all matters presented at the Annual Meeting. Dissenters’ rights are not applicable to these matters.

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 12, 2015. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2015 with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice was mailed on or about April 2, 2015. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This Notice, the Proxy Statement and our 2014 Annual Report may be accessed at www.edocumentview.com/GPRE.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

Omaha, Nebraska

April 2, 2015

GREEN PLAINS INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

to be held on May 12, 2015

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Introduction

This Proxy Statement is being furnished to holders of Green Plains Inc. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Company of proxies to be used at the 2015 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Tuesday, May 12, 2015 at the Omaha Marriott located at 10220 Regency Circle, Omaha, Nebraska, and any adjournment or postponement thereof. The purpose of the Annual Meeting is to elect four directors and transact such other business as may properly come before the meeting. This Proxy Statement, the Notice of Annual Meeting of Shareholders, the accompanying Proxy Card and our 2014 Annual Report are first being made available to shareholders entitled to vote at the Annual Meeting on or about April 2, 2015.

Electronic Access to Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its 2014 Annual Report available to shareholders electronically via the Internet. On or before April 2, 2015, we mailed to our shareholders of record the “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 12, 2015” (the “Notice”). All shareholders will be able to access this Proxy Statement and our 2014 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice.

The Notice will provide you with instructions on how to view our proxy materials for the Annual Meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Record Date, Outstanding Shares and Quorum

The Company has fixed the close of business on March 19, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). There were 37,943,810 shares of Common Stock outstanding at the close of business on the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.

Proxy Voting and Revocability of Proxies

Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

A holder of Common Stock who has given a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously-submitted proxy by voting in person.

Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock. If your shares are registered directly in your name with the Company’s transfer agent, with respect to those shares, you are considered the “shareholder of record” or a “registered shareholder” and these materials were sent to you directly by the Company. If you are a shareholder of record, you may vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record.

If you are a registered shareholder, there are four ways to vote:

•

By going to the Internet website indicated on the Proxy Card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•

By calling the toll-free telephone number indicated on the Proxy Card or voting instruction card (you will need the control number that is included in the Notice of Internet Availability of Proxy Materials);

•	By signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail; or

•	By written ballot in person at the Annual Meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” all nominees in Proposal 1.

Broker Non-Votes

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person or represented by proxy on any voting matter. Proposal 1 is considered non-routine.

Expenses and Methods of Solicitation

The Company will bear the expense of soliciting proxies. In addition to the use of the mail and Internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The four persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

The Board consists of nine members, divided into three groups, and currently has one vacant position. The Board intends to fill the vacancy as soon as it identifies a qualified candidate willing to serve in this capacity. One group of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors is elected on a rotating basis. Todd Becker, Brian Peterson and Alain Treuer are up for re-election at the 2015 Annual Meeting (to serve until the 2018 annual meeting or until their respective successors shall be elected and qualified). Jim Barry, who was up for re-election at the 2015 Annual Meeting, has informed the Board of his decision not to stand for re-election. The Nominating and Governance Committee has recommended to the Board that Thomas Manuel stand for election to fill the pending vacancy resulting from Mr. Barry’s decision not to stand for re-election. The terms of James Crowley, S. Eugene (“Gene”) Edwards, Jr. and Gordon Glade expire at the 2016 annual meeting. The terms of Jim Anderson and Wayne Hoovestol expire at the 2017 annual meeting.

Director Independence

A director is independent if, in the opinion of the Board, he or she has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise satisfies the independence requirements of applicable Nasdaq Stock Market (“NASDAQ”) rules. The Board has reviewed the independence of its current directors and nominees and found that, except for Mr. Becker due to his current position with the Company, each of them is independent.

Board Meetings, Directors’ Attendance and Shareholder Communications

The Board held six meetings during 2014. Meetings were conducted via teleconference or in person. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of Board meetings and committee meetings held on which an incumbent director served during this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings. All Board members attended the 2014 annual meeting.

Shareholders who would like to send written communications to the Board may do so by submitting such communications to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. The Board suggests, but does not require, that such submissions include the name and contact information of the shareholder making the submission and a description of the matter that is the subject of the communication. Ms. Mapes will then furnish such information to the Board or appropriate committee of the Board for review.

Board Committees

The Board has standing Audit, Compensation, and Nominating and Governance Committees.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), is currently comprised of five directors, all of whom meet the independence standards of NASDAQ and the SEC. Audit Committee members are Jim Anderson, James Crowley, Gordon Glade, Brian Peterson and Gene Edwards (who was appointed to the committee in August 2014), with Mr. Crowley serving as Chairman. Mr. Crowley has been determined to be an audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. During 2014, the Audit Committee held seven meetings via teleconference or in person. The Audit Committee Charter, which is reviewed, revised and updated on an annual basis, is posted on the Company’s website at www.gpreinc.com.

The function of the Audit Committee, as detailed in its charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

Compensation Committee

The Compensation Committee is currently comprised of four directors, all of whom meet the independence standards of NASDAQ. Compensation Committee members are Jim Anderson, Jim Barry, Alain Treuer and Gene Edwards (who was appointed to the committee in August 2014), with Mr. Treuer serving as Chairman. During 2014, the Compensation Committee met five times via teleconference or in person. The Compensation Committee Charter is posted on the Company’s website at www.gpreinc.com.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the individual performance and contribution to the Company’s overall performance by executive officers and other key employees.

Pursuant to its charter, the Compensation Committee is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Compensation Committee has sole authority to retain or terminate any compensation consultants or advisors and to approve their fees. For additional information on the Compensation Committee’s role, its use of outside advisors and their roles, as well as the Committee’s processes and procedures for the consideration and determination of executive compensation, see “Executive Compensation – Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee is currently comprised of three directors, all of whom meet the independence standards of NASDAQ. Nominating and Governance Committee members are Jim Barry, Gordon Glade and Brian Peterson (who was appointed to the committee in May 2014), with Mr. Barry serving as Chairman. During 2014, the Nominating and Governance Committee met six times. The Nominating and Governance Committee Charter is posted on the Company’s website at www.gpreinc.com.

The function of the Nominating and Governance Committee, as detailed in its charter, is to recommend to the Board the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review and address governance items. The Nominating and Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating and Governance Committee will also consider such other factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity

(including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Governance Committee considers criteria that include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Moreover, the Nominating and Governance Committee considers the value of diversity of experience on the Board, taking into account the current Board membership, in the director identification and nomination process. The Nominating and Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Director Qualifications

Presented below are biographies of each director nominee and continuing director containing information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company.

The Nominating and Governance Committee considers candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating and Governance Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be made in accordance with and within the time frame set forth in the Company’s bylaws and described below under “Shareholder Proposals.”

The Nominating and Governance Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director’s term using the same factors as described above for other Board candidates. The Nominating and Governance Committee will also take into account the incumbent director’s performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating and Governance Committee in evaluating the performance of such director. The Nominating and Governance Committee recommended that all of the incumbent directors whose terms of office expire at the 2015 Annual Meeting be included on the ballot for re-election as directors for a three-year term expiring at the 2018 annual meeting, but Mr. Barry has decided to not stand for re-election. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the industries in which the Company operates and overall contributions to the Board. Upon the recommendation of the Nominating and Governance Committee, the Board has approved the nomination of Thomas Manuel to stand for election to fill the pending vacancy resulting from Mr. Barry’s decision not to stand for re-election. Mr. Manuel, who was endorsed by a continuing director, was nominated after he was interviewed by several other directors and his background was vetted by a third-party search firm to determine whether Mr. Manuel’s credentials meet the above-noted criteria for nomination as a director for the Company.

Code of Ethics

The Board has adopted a Code of Ethics that applies to its Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, principal accounting officer, other senior financial officers and persons performing similar functions. The full text of the Code of Ethics is published on the Company’s website in the “Investors – Corporate Governance” section. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website within five business days following the adoption of such amendment or waiver.

Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies. Additionally, the Board has approved and periodically reviews the Company’s risk management policy, which specifically sets parameters of risk with respect to commodity and hedging positions. When a committee receives a report, the chairman of the relevant committee reports the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The risk oversight structure has no effect on the Board’s leadership structure.

Insider Trading Policy

The Board has adopted an insider trading policy both to satisfy the Company’s obligation to prevent insider trading and to help Company insiders avoid the severe consequences associated with violations of insider trading laws. As the Company has worked diligently over the years to establish a reputation for integrity and ethical conduct, this policy is also intended to prevent even the appearance of improper conduct on the part of anyone employed by or associated with the Company.

No director, officer or employee of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities, (a) buy or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (b) pass that information on to others outside the Company, including family and friends. In addition, no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material.

Certain forms of hedging or monetization transactions allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director, officer or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Company’s Chief Executive Officer or his designee.

Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged or hypothecated as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, directors, officers and other employees who are aware of material nonpublic information relating to the Company are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan, not including margin debt, and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge Company securities as collateral for a loan must submit a request for approval to the Company’s Chief Executive Officer or his designee at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

The Company has applied and interpreted the insider trading policy that hedging and pledging transactions are not permitted, without approval, and approval is not easily achieved or given out just because it was requested. To date, the Company has not ever approved hedging, and it has allowed just three directors, with one being a past director, to pledge, only after they had demonstrated the necessary financial capacity.

Board Leadership Structure

The Board does not have a policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best provides appropriate leadership for the Company at that time. Over the last several years, the Company has had each of the following leadership structures, reflecting its circumstances at the time: separate non-employee Chairman and Chief Executive Officer (January 2009 to February 2009 and November 2009 to present); separate Chairman and Chief Executive Officer, with the Chairman being a member of the Company’s management (March 2009 to November 2009); combined Chairman and Chief Executive Officer (October 2008 to December 2008); and separate non-employee Chairman and Chief Executive Officer (prior to October 2008). The Board believes that its current leadership structure, with Mr. Hoovestol, a non-employee serving as the Board Chairman, and Mr. Becker serving as the Chief Executive Officer, is appropriate given the experience of each individual. Mr. Becker is currently deemed not to be independent. The independent, non-executive members of the Board meet regularly in executive session. The Board, with guidance from the Nominating and Governance Committee, will periodically continue to review its leadership structure.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

The Board is divided into three classes, with the members of each class serving three-year terms of office. This results in one class standing for election at each annual meeting of shareholders. The Nominating and Governance Committee recommended and the Board nominated for re-election Todd Becker, Brian Peterson and Alain Treuer, each to serve a term that expires at the 2018 annual meeting. Jim Barry, who was up for re-election at the 2015 Annual Meeting, has informed the Board of his decision not to stand for re-election. Upon the recommendation of the Nominating and Governance Committee, the Board has approved the nomination of Thomas Manuel to stand for election to fill the pending vacancy resulting from Mr. Barry’s decision not to stand for re-election. There is currently one vacancy on the Board, among the group of directors with a term that expires at the 2017 annual meeting. The Board intends to fill this vacancy as soon as it identifies a qualified candidate willing to serve in this capacity.

Your Proxy Card will be used to vote for the election of the nominees unless you withhold the authority to do so when you submit your proxy. If no instructions are given, your shares will be voted for the four nominees. As explained above, the Company’s directors are elected by the affirmative vote of the plurality of the shares present and entitled to vote. The four persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES

NAMED AS PART OF PROPOSAL 1.

The following paragraphs set forth information about the nominees and the Company’s continuing directors. All director biography information is as of April 2, 2015.

Nominees for Election at the 2015 Annual Meeting

TODD BECKER, 49, who has served as President and Chief Executive Officer of the Company since January 2009, was appointed as a director in March 2009. Mr. Becker served as the Company’s President and Chief Operating Officer from October 2008 to December 2008. He served as Chief Executive Officer of VBV LLC from May 2007 to October 2008. Mr. Becker was Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007. Prior to that, he worked for ten years with ConAgra Foods in various management positions including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada. Mr. Becker has over 27 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets. Mr. Becker recently served on the board of directors, including its audit and compensation committees, for Hillshire Brands Company. Mr. Becker has a Masters degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas. The Board concluded that Mr. Becker should serve as a director because he provides an insider’s perspective about the business and the strategic direction of the Company to Board discussions. His extensive commodity experience and leadership traits make him an essential member of the Board.

THOMAS MANUEL, 68, has been nominated to serve as a director for a three-year term ending in 2018. Mr. Manuel serves as Chief Executive Officer and Founder of Nu-Tek Salt, LLC, a food ingredients processing company, a position he has held since August 2011. Prior to that, he served as Chief Executive Officer of Aventine Renewable Energy, Inc., an ethanol producer from March 2010 to August 2011. From May 2002 to August 2011, Mr. Manuel served as Managing Director of International Strategy Advisors, LLC, providing transaction advisory services to private equity investors in the agribusiness and food industries. From 1977 until 2002, Mr. Manuel held various senior management positions with ConAgra Foods, including President and Chief Operating Officer, Trading and Processing. Mr. Manuel’s areas of responsibility included trading in domestic and international food ingredients, grain and energy, and leading grain and meat operating companies. Mr. Manuel has a Bachelor of Science degree in Business Administration from the University of Minnesota. The Board concluded that Mr. Manuel should serve as a director because of his experience in grain, meat and poultry processing, trading, and commodity and energy merchandising, providing a veteran perspective to Board discussions.

BRIAN PETERSON, 51, who has served as a director since May 2005, also serves on the Board’s Audit Committee, and the Nominating and Governance Committee beginning in May 2014. Mr. Peterson currently serves as President and Chief Executive Officer of Whiskey Creek Enterprises. Mr. Peterson served as Executive Vice President in charge of site development for the Company from 2005 to October 2008. Mr. Peterson was the sole founder and owner of Superior Ethanol LLC, which was acquired by the Company in 2006. For over twenty years, he has owned and operated grain farming entities which now include acreages in Iowa, Arkansas and

South Dakota. Additionally, he built, owns and operates a beef feedlot in northwest Iowa. Mr. Peterson has a Bachelor of Science degree in Agricultural Business from Dordt College. The Board concluded that Mr. Peterson should serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.

ALAIN TREUER, 42, who has served as a director since October 2008, also serves as Chairman of the Board’s Compensation Committee. Mr. Treuer is Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP) SA, a global investment and financial consulting firm. He was appointed Chief Executive in 2004 and became Chairman in 2005. Mr. Treuer has also controlled Wilon Holdings S.A. since 2006. Prior to joining TRP SA, he was Chairman of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001. He was originally appointed as a director in 2008 pursuant to a shareholders’ agreement, which is no longer in effect, entered into in connection with the Company’s merger with VBV LLC and its subsidiaries. Mr. Treuer has a Masters degree in Business Administration from the Graduate School of Business at Columbia University in New York and a Bachelor of Economics degree from the University of St. Gallen in Switzerland. The Board concluded that Mr. Treuer should serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

Continuing Directors with Term Expiring in 2016

JAMES CROWLEY, 68, who has served as a director since October 2008, also serves as Chairman of the Board’s Audit Committee. Mr. Crowley has been the Chairman and Managing Partner of Old Strategic, LLC since July 2006. His previous experience includes service as Chairman and Managing Partner of Strategic Research Institute, President of Global Investment and Merchant Banking at Prudential Securities, and investment banking at Smith Barney Harris Upham & Co. He currently serves on the board and is audit committee chair of Core Molding Technologies, is on the Board of Trustees for the National Marine Sanctuary Foundation, and has served on a number of educational and not-for-profit boards. Mr. Crowley has a Masters degree in Business Administration from the Wharton Graduate School of Business at the University of Pennsylvania and a Bachelor of Science degree in Business Administration from Villanova University. The Board concluded that Mr. Crowley should serve as a director because he qualifies as an audit committee financial expert, possessing the requisite education and business acumen, along with having served on other boards and as an audit committee chair of another company.

GENE EDWARDS, 58, who was appointed as a director in June 2014, also serves on the Board’s Audit and Compensation Committees. Mr. Edwards served as Executive Vice President and Chief Development Officer of Valero Energy Corporation until his retirement in April 2014. He began his 32-year career at Valero as an Analyst in Planning and Economics and spent his tenure with Valero in various managerial positions in Planning and Economics, Refinery Operations, Business Development, and Marketing. Mr. Edwards was a key driver in Valero’s entry into the ethanol business and helped the segment become a successful part of its overall business. He served on the Board of Directors of CST Brands, Inc. from May 2013 to December 2013. Mr. Edwards holds a Bachelor of Science degree in Chemical Engineering from Tulane University and a Masters degree in Business Administration from the University of Texas at San Antonio. The Board concluded that Mr. Edwards should serve as a director because of his extensive energy, including ethanol, industry experience, providing the Board with valued industry experience.

GORDON GLADE, 44, who has served as a director since December 2007, also serves on the Board’s Audit and Nominating and Governance Committees. For more than the past five years, Mr. Glade has served as President and Chief Executive Officer of AXIS Capital, Inc., a commercial equipment leasing company. In addition, he is a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank. Mr. Glade has a Bachelor of Science degree in both Accounting and Finance from Texas Christian University. The Board concluded that Mr. Glade should serve as a director because his business experience, including his experience as an investor in other ethanol companies, provides the Board with valuable perspective.

Continuing Directors with Term Expiring in 2017

JIM ANDERSON, 57, who has served as a director since October 2008, also serves on the Board’s Audit and Compensation Committees. Mr. Anderson joined The Gavilon Group, LLC in February 2010 as Chief Operating Officer, Fertilizer, and was named as President and Chief Executive Officer in October 2014. Prior to that, he served as Chief Executive Officer and member of the board of directors at United Malt Holdings (“UMH”), a producer of malt for use in the brewing and distilling industries, from September 2006 to February 2010. Prior to that, beginning in April 2003, Mr. Anderson served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods and Tiger Brands of South Africa. Mr. Anderson’s experience in the agricultural processing and trading business includes serving as Senior Vice President and then President of ConAgra Grain Companies. His career also includes association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company. Mr. Anderson has a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville. The Board concluded that Mr. Anderson should serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of the Company’s operations.

WAYNE HOOVESTOL, 57, has served as a director since March 2006 and as Chairman of the Board since October 2008. Mr. Hoovestol served as the Company’s Chief Operating Officer from January 2007 to February 2007, Chief Executive Officer from February 2007 to December 2008, and Chief Strategy Officer from March 2009 to November 2009. Mr. Hoovestol no longer is an employee of the Company. Mr. Hoovestol began operating Hoovestol Inc., a trucking company, in 1978. He is also President of Lone Mountain Truck Leasing, which he founded in 2005. Mr. Hoovestol became involved with the ethanol industry as an investor in 1995, and has served on the boards of two other ethanol companies. Mr. Hoovestol also served on the board of CapSource Financial, Inc., a truck trailer sales and leasing company, from May 2005 to March 2007. The Board concluded that Mr. Hoovestol should serve as a director because of his former leadership as chief executive officer, as well as the business perspective he brings to the Board through his ownership of other entities and investments in other ethanol companies.

DIRECTOR COMPENSATION

The Company, upon the recommendation of the Compensation Committee, compensates its non-employee directors through a retainer structure for knowledge of the Company and the industry in which it operates, serving in a stewardship role, preparing for and attending Board meetings and committee meetings, and serving as a committee chairman. During 2014, each non-employee director was paid $75,000 for serving on the Board, including serving on Board committees. In addition, the Chairman of the Board received $20,000, the Audit Committee chairman received $20,000, the Compensation Committee chairman received $10,000 and the Nominating and Governance Committee chairman received $4,000. Additionally, annual individual restricted stock grants were awarded equal to $100,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses. The Board has adopted stock ownership guidelines for its directors at four times their estimated annual share award, or $400,000.

On May 16, 2014, the Company’s non-employee directors each received a grant of 3,686 shares of restricted stock with an award value of $100,000 pursuant to the 2009 Equity Incentive Plan, as amended (the “Equity Plan”). The award vests and shares of Common Stock are issued after one year. On August 27, 2014, Mr. Edwards, who joined the Board in June 2014, received a pro-rated grant of 2,844 shares of restricted stock pursuant to the Equity Plan with a vesting and issuance date of May 15, 2015. The directors have voting rights with respect to unvested shares of restricted stock.

As an employee, Mr. Becker does not receive director compensation. See “Summary Compensation Table” for information on his compensation.

The Compensation Committee retained Hay Group as an independent consultant during 2014 to evaluate the Company’s non-employee director compensation program and provide recommendations for any appropriate changes to achieve market-competitiveness and consistency with recognized corporate governance “best practices.” After considering these recommendations, the Compensation Committee modified the compensation structure, as described in the Company’s proxy statement for its 2014 annual meeting of shareholders.

The following table sets forth 2014 compensation for non-employee directors.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (1)	All other comp. ($)	Total ($)
Wayne Hoovestol, Chairman	95,000	100,000	-	-	195,000
Jim Anderson	75,000	100,000	-	-	175,000
Jim Barry	79,000	100,000	-	-	179,000
James Crowley	95,000	100,000	-	-	195,000
Gene Edwards (2)	39,766	90,685	-	-	130,451
Gordon Glade	75,000	100,000	-	-	175,000
Brian Peterson	75,000	100,000	-	-	175,000
Alain Treuer	85,000	100,000	-	-	185,000
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value of annual restricted stock grants computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(2)	Mr. Edwards was appointed to the Board on June 19, 2014; accordingly, Board fees earned and stock award was pro-rated.

EXECUTIVE OFFICERS

The following table provides certain information regarding the Company’s executive officers as of April 2, 2015.

Name	Age	Position
Todd A. Becker	49	President and Chief Executive Officer (and Director)
Jerry L. Peters	57	Chief Financial Officer
Jeffrey S. Briggs	50	Chief Operating Officer
George P. (Patrich) Simpkins	53	Chief Development and Risk Officer
Carl S. (Steve) Bleyl	56	Executive Vice President – Ethanol Marketing
Mark A. Hudak	55	Executive Vice President – Human Resources
Paul E. Kolomaya	49	Executive Vice President – Commodity Finance
Michelle S. Mapes	48	Executive Vice President – General Counsel and Corporate Secretary
Michael C. Orgas	56	Executive Vice President – Commercial Operations

Biographical information related to Todd Becker, who also serves as a director of the Company, is provided above in this Proxy Statement.

JERRY PETERS joined the Company as Chief Financial Officer in June 2007. Mr. Peters served as Senior Vice President – Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners is a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, he was employed by KPMG LLP as a certified public accountant. Beginning September 2012, Mr. Peters serves on the board of directors, and as chairman of the audit committee, of the general partner of Summit Midstream Partners, LP, a publicly-traded natural gas gathering partnership. Mr. Peters has a Masters degree in Business Administration from Creighton University with a Finance emphasis and a Bachelor of Science degree in Business Administration from the University of Nebraska – Lincoln.

JEFF BRIGGS joined the Company as Chief Operating Officer in November 2009. Mr. Briggs served as a consultant to the Company from July 2009 to November 2009. Prior to his consulting role, he was Founder and General Partner of Frigate Capital, LLC, a private investment partnership investing in small and mid-sized companies, from January 2004 through January 2009. Prior to Frigate, Mr. Briggs spent nearly seven years at Valmont Industries, Inc. as President of the Coatings Division. Prior to Valmont, he acquired and managed an electronic manufacturing company; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; worked for Goldman Sachs in their Equities Division; and served five years as an Officer in the U.S. Navy on a nuclear submarine. Mr. Briggs has a Masters degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Mechanical Engineering, Thermal and Power Systems from UCLA.

PATRICH SIMPKINS was named Chief Development and Risk Officer in October 2014 after joining the Company in May 2012 as its Executive Vice President – Finance and Treasurer. Prior to joining Green Plains, Mr. Simpkins was Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients. From February 2005 to June 2008, he served as Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc., and as Executive Vice President and Global Chief Risk Officer of TXU Corporation from November 2001 to June 2004. Prior to that, he served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications. Mr. Simpkins has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky.

STEVE BLEYL joined the Company as Executive Vice President – Ethanol Marketing in October 2008. Mr. Bleyl served as Executive Vice President – Ethanol Marketing for VBV LLC from October 2007 to October 2008. From June 2003 until September 2007, he served as Chief Executive Officer of Renewable Products Marketing Group LLC, an ethanol marketing company, building it from a cooperative marketing group of five ethanol plants in one state to seventeen production facilities in seven states. Prior to that, Mr. Bleyl worked for over 20 years in various senior management and executive positions in the fuel industry. Mr. Bleyl has a Masters degree in Business Administration from the University of Oklahoma and a Bachelor of Science degree in Aerospace Engineering from the United States Military Academy.

MARK HUDAK was named Executive Vice President – Human Resources in November 2013 after joining the Company in January 2013 as its Vice President – Human Resources. Mr. Hudak has extensive experience in human resource management, organizational development, employee relations, employee benefits and compensation management. He served as Senior Director, Global Human Resources for Bimbo Bakeries from November 2010 to January 2013. Prior to that, from September 2006 to November 2010, Mr. Hudak was Vice President, Global Human Resources / Compliance and Ethics Officer at United Malt Holdings. He held several senior level positions at ConAgra Foods, Inc. from December 2000 to September 2006. Mr. Hudak has a Bachelor of Science degree in Business Administration from Bellevue University.

PAUL KOLOMAYA was named Executive Vice President – Commodity Finance in February 2012 after joining the Company in August 2008 as its Vice President – Commodity Finance. Prior to joining Green Plains, Mr. Kolomaya was employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international. Prior to that, he was employed by Arthur Andersen & Co. in both the audit and business consulting practices. Mr. Kolomaya holds chartered accountant and certified public accountant certifications and has a Bachelor of Honors Commerce degree from the University of Manitoba.

MICHELLE MAPES was named Executive Vice President – General Counsel and Corporate Secretary in November 2009 after joining the Company in September 2009 as its General Counsel. Prior to joining Green Plains, Ms. Mapes was a Partner at Husch Blackwell LLP, where for three years she focused her legal practice nearly exclusively in renewable energy. Prior to that, she was Chief Administrative Officer and General Counsel for HDM Corporation. Ms. Mapes served as Senior Vice President – Corporate Services and General Counsel to Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate, a Masters degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln.

MIKE ORGAS joined the Company as Executive Vice President – Commercial Operations in November 2008. Mr. Orgas has extensive experience in supply chain management, logistics, risk management, and strategic planning. From May 2004 to October 2008, he served as the Director of Raw Materials Strategic Sourcing and Risk Management for the Malt-O-Meal Company. From February 2003 to December 2003, Mr. Orgas was a Partner in the Agribusiness/Food Practice of McCarthy & Company, an advisory services firm. Prior to that, he served in various management capacities at ConAgra Foods, Inc. and at General Mills. Mr. Orgas has a Masters degree in Business Management from the University of Montana and a Bachelor of Science degree in Business Administration from the University of Minnesota.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program, including:

•	the general compensation philosophy for executive compensation;

•	the material elements of executive compensation and the process the Company follows for making executive compensation decisions; and

•	information about 2014 compensation earned by the following executive officers (the “Named Executive Officers”):

¡	Todd Becker – President and Chief Executive Officer
¡	Jerry Peters – Chief Financial Officer
¡	Jeff Briggs – Chief Operating Officer
¡	Mike Orgas – Executive Vice President – Commercial Operations
¡	Steve Bleyl – Executive Vice President – Ethanol Marketing

Executive Compensation Philosophy

The Compensation Committee has structured the Company’s executive compensation policy based upon the following goals:

•	to attract, motivate and retain talented executive officers and other key employees;

•	to use incentive compensation to reinforce strategic performance objectives; and

•	to align the interests of executive officers and key employees with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared.

Compensation for executive officers consists of three core components: base compensation, annual performance/incentive awards and long-term incentive compensation. Equity awards are made pursuant to the Equity Plan.

Compensation Committee Process and Compensation Consultant

The Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Company’s executive compensation program, and reviewing and approving annually all compensation decisions relating to the Company’s executive officers, including the Named Executive Officers. Generally, all decisions with respect to determining the amount or form of compensation for the Company’s executive officers are made by the Committee in accordance with the methodology described below.

When evaluating potential salary adjustments for executive officers, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the executive’s performance and contribution to the Company’s overall performance. The Chief Executive Officer plays no role in setting his own compensation.

The Compensation Committee considered the results of the most recent say-on-pay vote when determining compensation policies and decisions. At the 2011 annual meeting of shareholders, the frequency of holding an advisory vote to approve executive compensation was advised to be every three years, which the Board adopted. The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of the Company’s outside compensation consultant. The Compensation Committee retained Hay Group as an independent compensation consultant during 2014 to assist with its responsibilities related to the Company’s executive and Board compensation programs. As required by SEC rules and NASDAQ listing standards, the Compensation Committee assessed the independence of Hay Group and concluded that it did not have a conflict of interest in completing these responsibilities.

The Compensation Committee strives to provide total compensation that is aligned and competitive with compensation data compiled by Hay Group based on a peer group of selected publicly-traded companies within the same or similar industries with comparable financial performance. The peer group is periodically reviewed and revised, if necessary, to remove companies that have not maintained similar financial structure and add companies that are similar in nature to the Company. The peer group provides a reference point when making pay decisions and benchmarking short-term and long-term incentive plan awards and mechanics. The combination of industries represented by our core businesses and the small number of U.S. publicly-traded direct competitors creates challenges in identifying peer group companies.

The Compensation Committee, in consultation with Hay Group, selects peer group companies that have one of more of the following characteristics: (i) similar in size and financial performance to the Company, (ii) within a relevant industry group (including companies engaged in the production of ethanol, alternative fuels or gasoline oxygenates as well as the marketing and distribution of such fuels and companies engaged in the production of agriculture products), (iii) considered competitors to the Company according to analysts and advisory firms and other selection criteria. The composition of the peer group is periodically reviewed and, if appropriate, updated to ensure continued relevancy and to account for mergers, acquisitions, divestures or other business-related changes that may occur. The following companies comprised the peer group for 2014:

Adams Resources & Energy, Inc.	H.B. Fuller Company
Alon USA Energy, Inc.	Ingredion Inc.
The Andersons, Inc.	Koppers Holdings Inc.
Calumet Specialty Products Partners, L.P.	Methanex Corporation
CVR Energy, Inc.	Renewable Energy Group, Inc.
Darling International Inc.	Scotts Miracle-Gro Company
Delek US Holdings, Inc.	The Valspar Corporation

Base Compensation

The Compensation Committee decides on the overall compensation package, of which the base salary is a component, for the Company’s executive officers. The Compensation Committee believes that it is in the Company’s best interest to continue with a lower base salary structure in keeping with its pay for performance philosophy. The Compensation Committee reviews both national and industry specific compensation data derived by Hay Group by selecting a peer group of companies based upon their financial performance and operations. Each executive is evaluated against these data and adjustments are made based on individual factors such as experience level and job performance. The objective is to fashion a compensation package that will attract and retain talented employees. Individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement within the Company.

Individual salaries for newly-hired executive officers and other key employees are determined at the time of hire, and reassessed as needed, taking into account the above-factors, other than tenure. To attract and retain quality talent with the expertise to perform required duties, total compensation is generally established to be within a range of the 50th to 75th percentile of total compensation paid to personnel in similar positions in the market. The Company generally pays base salaries below the target market given its compensation philosophy, which is designed to reward executive officers and other key employees through its cash and stock-based incentives based on performance. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities, internal equity and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance. Hay Group’s methodology is used to evaluate positions and make comparisons among positions.

For 2014, the base salaries for the Named Executive Officers were as follows: Todd Becker – $525,000; Jerry Peters – $300,000; Jeff Briggs – $300,000; Mike Orgas – $250,000; and Steve Bleyl – $250,000.

Annual Performance/Incentive Awards

Incentive compensation in the form of annual bonuses is used by the Company to reinforce performance-based objectives and retain key personnel. The Compensation Committee established the Company’s Umbrella Short-Term Incentive Plan (the “Umbrella STIP”), which was approved by shareholders at the 2014 annual meeting. As required by and working within the parameters of the Umbrella STIP, the Compensation Committee set specific 2014 operational performance goals. The Umbrella STIP, effective January 1, 2014, limits individual annual incentive bonuses to no more than $10 million and eligible executives’ incentive bonuses, as a pool, to no more than 6% of EBITDA, with each participating executive’s share of the pool defined by the Umbrella STIP, subject to reduction by the Compensation Committee. The Umbrella STIP provides that certain specified employees of the Company may be awarded cash bonuses by the Compensation Committee upon meeting certain specified performance goals or other performance criteria as determined by the Compensation Committee. The performance goals under the Umbrella STIP were established by the Compensation Committee within the first 90 days of 2014. Each current employee who is an executive officer of the Company is a participant in the Umbrella STIP.

Pursuant to the Umbrella STIP, the Compensation Committee established the target levels of cash bonuses for 2014 for each participating officer, ranging from 50% to 300% of such officer’s base salary, the potential award, ranging from 0% to 600% of each participating officer’s base salary, and the Company performance criteria evaluated in determining the actual cash bonus amount. Participants were eligible for awards based on a percentage of base salary as defined by the Compensation Committee depending on the level of achievement of the Company performance criteria. The Compensation Committee may utilize its discretion under the Umbrella STIP to adjust the award for external conditions beyond the control of the Company or the officer with an objective that total compensation for all executive officers would be awarded within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice, so long as the amount awarded to a participant does not exceed the limit under the Umbrella STIP.

The Compensation Committee, which utilized only negative discretion to reduce the amounts of awards in 2014, evaluated financial performance and also evaluated the executive’s performance in contributing to overall Company goals and individual measurable performance objectives. The Company financial performance component was based on achieving stated goals for 2014. Following are Company goals and weighting percentages established by the Compensation Committee that were utilized to help measure officer performance and accordingly impacted 2014 incentive awards: (1) a target range of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the ethanol production segment of $97.3 million to $146.0 million (40%), (2) a target range of aggregate EBITDA for the corn oil production, agribusiness, and marketing and distribution segments of $65.2 million to $97.8 million (20%), (3) a target range of return on net assets of 8.4% to 12.5% (10%), (4) a safety metric focusing on improvements on employee and process safety as defined and measured by a third party (5%), (5) a performance management metric (5%) and (6) Compensation

Committee discretion (20%). Individual performance objectives are non-financial business objectives such as execution and integration of acquisition transactions, coaching of key employees, efficient execution of operations and management of construction or capital expenditure projects.

The Named Executive Officers were entitled to potential cash awards under the Umbrella STIP for 2014, as set forth in the following table, subject to the discretion of the Compensation Committee.

Named Executive Officer & Title	Target Cash Bonus as a Percent of Base Salary	Potential Award Range as a Percent of Base Salary
Todd Becker, President & Chief Executive Officer	300%	0 - 600%
Jerry Peters, Chief Financial Officer	80%	0 - 200%
Jeff Briggs, Chief Operating Officer	80%	0 - 200%
Mike Orgas, EVP – Commercial Operations	80%	0 - 200%
Steve Bleyl, EVP – Ethanol Marketing	80%	0 - 200%

Actual EBITDA for 2014 was approximately $350.7 million, with ethanol segment EBITDA and non-ethanol EBITDA both exceeding the upper amount in the target range. For a reconciliation of EBITDA to Net Income, see “Item 6. Selected Financial Data” in our Annual Report on Form 10-K for the year ended December 31, 2014. Actual return on net assets for 2014 was approximately 20.1%. The overall 2014 safety metric showed that the Company satisfied the qualitative measures reviewed, and the performance management metric was also achieved. Cash bonuses paid for 2014 performance ranged from 150% to 381% of base salaries for the Named Executive Officers. As previously noted, the Company generally pays base salaries below the target market given its compensation philosophy, which is designed to reward executive officers and other key employees through its cash and stock-based incentives. Cash bonuses and stock awards may fluctuate from year to year based on performance, with an overall goal of providing executive officers with total compensation within a range of the 50th to 75th percentile of industry compensation defined by our peer group analysis and other methodologies consistent with industry practice. See “Summary Compensation Table” below for the cash bonus amounts awarded for 2014. Additional information is also set forth in the Grants of Plan-Based Awards table.

Long-Term Incentive Compensation

The Named Executive Officers are eligible to receive long-term equity-based incentive compensation awards under the Equity Plan.

The Company’s ability to operate its business and implement its strategies effectively depends, in part, on the efforts of its executive officers and other key personnel. The Company’s executive officers have developed expertise in ethanol and related industries, and they have hired qualified managers and key personnel to operate the Company’s plants, agribusiness operations, and marketing and distribution business. The grants of restricted stock, options or deferred stock units to executive officers encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because awards will be subject to forfeiture in certain cases if the employee leaves the Company, such awards are anticipated to provide a long-term incentive to remain with the Company.

Based on Compensation Committee assessments and recommendations, the Company’s long-term compensation program includes the following components to assist in aligning management’s interests with the interests of shareholders:

•	Emphasizes “at risk” pay such as options and other long-term incentives.

•	Emphasizes long-term compensation such as options and restricted stock.

•	Rewards financial results and promotion of Company objectives as well as individual performance against individual objectives.

As part of its process, in an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee will review the advisability of granting shares or options to members of management. The aggregate number of shares or options granted to management will be based on the executive’s position, the value of each individual’s contributions to the Company, as well as competitive pay data from the peer group norms.

Equity compensation is determined by the Compensation Committee, which considers Company performance, focusing primarily on annual EBITDA targets, each individual’s accomplishments as compared to their goals for the year and each executive’s base salary and short-term incentive payments compared to total compensation. Based on the Company’s 2014 financial performance, individual performance evaluations and competitive pay data, restricted stock awards were issued in February 2015 for 2014 performance. Awards made in 2015 for 2014 performance to the Named Executive Officers consisted of grants of 116,849 shares to Mr. Becker, 22,616 shares to Mr. Peters, 22,616 shares to Mr. Briggs, 21,674 shares to Mr. Orgas, and 21,674 shares to Mr. Bleyl. To align the interests of the executives with the interests of the Company’s shareholders, such that risks and rewards of strategic decisions are shared, and to encourage retention of the Company’s executive officers, the restricted stock awards for 2014 performance vest ratably, annually over the three years following the grant. Because stock awards are to be presented in the year of grant, the stock awards granted in 2015 for 2014 performance do not appear in the “Summary Compensation Table” for 2014.

The amounts shown in the “Summary Compensation Table” under 2014 stock awards were for grants made in 2014 for 2013 performance and amounts shown under 2013 stock awards were for grants made in 2013 for 2012 performance. Awards to the Named Executive Officers in 2014 for 2013 performance consisted of grants of 109,266 shares to Mr. Becker, 21,854 shares to Mr. Peters, 15,298 shares to Mr. Briggs, 17,483 shares to Mr. Orgas, and 17,483 shares to Mr. Bleyl. These restricted stock awards vest 25% on the grant date and 25% annually for the next three years.

The Board has adopted stock ownership guidelines for its executive officers as follows: Chief Executive Officer at six times base salary, Chief Financial Officer and Chief Operating Officer, each at four times base salary, and other executive officers at three times base salary.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the amount of compensation paid to Named Executive Officers, other than the Chief Financial Officer, that may be deducted for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by our shareholders and otherwise satisfies the performance-based requirements under Section 162(m) of the Code is not subject to this $1,000,000 deduction limit. While the Compensation Committee believes that it generally is important for compensation paid to our Named Executive Officers to be tax deductible under the Code, it also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) to enable the Company to attract, retain, reward and motivate its highly-qualified executives.

Impact of FASB ASC Topic 718

The Compensation Committee considers the accounting treatment applicable to the various forms of long-term incentive plans under FASB ASC Topic 718 in the design of the Company’s long-term equity incentive program. The Compensation Committee and the Company monitor ASC Topic 718 expense to ensure that it is reasonable. However, this expense amount generally will not be the most important factor in making decisions about the Company’s long-term incentive plan.

Employment and Severance Agreements

The Company has entered into employment agreements with each of the Named Executive Officers. These agreements are described below. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2014.

Respectfully submitted,

Alain Treuer, Chairman
Jim Anderson
Jim Barry
Gene Edwards

Summary Compensation Table

The following table provides certain compensation information for the years ended December 31, 2014, 2013 and 2012 for the Named Executive Officers.

Name and principal position	Year	Salary ($)	Stock awards ($) (1)	Non-equity incentive plan comp. ($) (2)	All other comp. ($) (3)	Total ($)
Todd Becker	2014	525,000	2,500,000	2,000,000	85,677	5,110,677
President and Chief Executive Officer	2013	525,000	2,000,000	2,000,000	55,994	4,580,994
	2012	525,000	2,000,000	1,725,000	51,144	4,301,144

Jerry Peters	2014	300,000	500,000	500,000	11,329	1,311,329
Chief Financial Officer	2013	300,000	262,500	400,000	11,129	973,629
	2012	300,000	250,000	262,500	10,929	823,429

Jeff Briggs	2014	300,000	350,000	600,000	10,859	1,260,859
Chief Operating Officer	2013	300,000	262,500	350,000	10,515	923,015
	2012	300,000	400,000	262,500	10,315	972,815

Mike Orgas	2014	250,000	400,000	375,000	11,252	1,036,252
Executive Vice President - Commercial Operations	2013	250,000	175,000	250,000	11,053	686,053
	2012	250,000	206,000	175,000	10,455	641,455

Steve Bleyl	2014	250,000	400,000	375,000	11,174	1,036,174
Executive Vice President - Ethanol Marketing	2013	250,000	175,000	250,000	10,614	685,614
	2012	250,000	325,000	175,000	10,414	760,414
(1)	Amounts for “Stock awards” reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Amounts in the “Stock awards” column for 2014 includes awards made in 2014 for 2013 compensation, 2013 includes awards made in 2013 for 2012 compensation, and 2012 includes awards made in 2012 for 2011 compensation. All stock awards during these time periods were 25% vested at time of grant, with remaining vesting to occur over a three-year period. See “Compensation Discussion and Analysis” for additional information.
(2)	Columns for “Bonus,” which relates to discretionary cash bonuses that are not part of a short-term incentive plan, and “Option awards” have been omitted from this table because no compensation is reportable thereunder. “Nonequity incentive plan compensation” amounts were paid pursuant to the Company’s Umbrella STIP.
(3)	“All other compensation” generally consists of the Company match to the executive officer’s 401(k) retirement plan, up to a maximum of $10,400 per employee for 2014, $10,200 per employee for 2013 and $10,000 per employee for 2012, and imputed income on Company-paid life insurance. For Mr. Becker, the amounts also include insurance premiums paid by the Company and the Company gross-up to cover the taxes on this benefit. See “Employment Arrangements” below for further information on the employment agreement between Mr. Becker and the Company.

Employment Arrangements

Mr. Becker.    Effective October 16, 2008, the Company entered into an employment agreement with Mr. Becker to serve as the Company’s President and Chief Operating Officer. Mr. Becker was named President and Chief Executive Officer on January 1, 2009. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) an annual base salary, currently at $525,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) annual awards of long-term incentive benefits of a type and at a level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries, and (iv) a fully-exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Mr. Becker’s employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without Cause or for Good Reason, Mr. Becker will receive one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period), certain relocation assistance if he relocates beyond 50 miles within six months of termination, all shares acquired upon exercise of options granted therein are released from certain lock-up restrictions, and all outstanding options and other equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Peters.    Effective October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. The terms of the employment agreement provide that Mr. Peters will receive (i) an annual base salary, currently at $300,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by the Company, and (iv) other benefits that are generally available to Company employees. Mr. Peters’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without Cause or for Good Reason, Mr. Peters will receive six month’s base salary plus the greater of one-half of the maximum bonus for that year or the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Briggs.    Mr. Briggs joined the Company in 2009 and entered into an employment agreement with the Company effective March 4, 2011. The agreement provides for (i) an annual base salary, currently at $300,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Briggs’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without Cause or for Good Reason, Mr. Briggs will receive six month’s base salary and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Bleyl.    Mr. Bleyl was named Executive Vice President – Ethanol Marketing in 2008 and entered into an employment agreement with the Company effective March 4, 2011. The agreement provides for (i) a base salary, currently at $250,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Bleyl’s employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without Cause or for Good Reason, Mr. Bleyl will receive six month’s base salary and all outstanding equity awards shall fully vest. See “Potential Payments upon Termination or Change in Control” for additional information.

Mr. Orgas.    Mr. Orgas and the Company entered into an employment agreement effective November 1, 2008. The agreement provides for (i) a base salary, currently at $250,000, (ii) annual target bonus as a percentage of annual base salary based on performance objectives set by the Board’s Compensation Committee,

(iii) participation in a long-term incentive program developed by the Company, and (iv) participation in Company benefit plans. Mr. Orgas’ employment is “at-will” and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without Cause or for Good Reason, Mr. Orgas will receive six month’s base salary and all outstanding equity awards shall fully vest. Mr. Orgas also received relocation assistance at the time of his employment. See “Potential Payments upon Termination or Change in Control” for additional information.

See “Compensation Discussion and Analysis” for further details on 2014 performance objectives.

Grants of Plan-Based Awards

The following table sets forth information related to grants under our Umbrella STIP and grants of stock awards pursuant to the terms of the Equity Plan to the Named Executive Officers during 2014.

Name (1)	Grant date	Estimated future payouts under non-equity incentive plan awards (2)		All other stock awards: number of shares of stock or units (#) (4)	Grant date fair value of stock and option awards ($)
		Target $	Maximum $ (3)
Todd Becker	2/7/14	525,000	N/A	109,266	2,500,000
Jerry Peters	2/7/14	240,000	N/A	21,854	500,000
Jeff Briggs	2/7/14	240,000	N/A	15,298	350,000
Mike Orgas	2/7/14	125,000	N/A	17,483	400,000
Steve Bleyl	2/7/14	125,000	N/A	17,483	400,000
(1)	Columns for “Estimated future payouts under equity incentive plan awards,” “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder. This table includes equity awards granted in 2014 related to 2013 performance but does not include awards granted in 2015 for 2014 performance. See “Summary Compensation Table” for more information.
(2)	See “Compensation Discussion and Analysis” for additional information about the Umbrella STIP.
(3)	The maximum estimated future payouts under non-equity incentive plan awards are subject to Compensation Committee discretion.
(4)	Restricted stock awards granted in 2014 vested 25% immediately and vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term whereas restricted stock awards granted in 2015 vest ratably, annually over a three-year period following the date of grant to encourage retention.

Outstanding Equity Awards at Year-End

The following table sets forth information related to outstanding equity awards for the Named Executive Officers as of December 31, 2014.

	Option awards				Stock awards
Name (1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Todd Becker (2)	40,000	-	10.00	10/15/16
	100,000	-	12.48	12/22/19
					238,239	5,903,562
Jerry Peters (2)	30,000	-	19.96	06/08/15
	25,000	-	5.99	10/24/16
					36,623	907,518
Jeff Briggs (2)	18,750	-	11.75	11/23/19
					35,057	868,712
Mike Orgas (2)	-	-	-	-
					27,479	680,930
Steve Bleyl (2)	50,000	-	5.99	10/15/16
					30,138	746,820
(1)	Columns related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.
(2)	Stock options and restricted stock awards vested 25% immediately and vest another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term, except that 40,000 unexercised options held by Mr. Becker at December 31, 2014, which were issued in October 2008 at an exercise price of $10.00 per share, were fully exercisable on their date of grant.

Option Exercises and Stock Vested

The following table sets forth information on stock options exercised or restricted stock vested for the Named Executive Officers during 2014.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Todd Becker	110,000	2,539,144	165,303	3,976,200
Jerry Peters	55,000	755,428	24,624	595,109
Jeff Briggs	-	-	32,586	808,231
Mike Orgas	37,500	1,062,398	17,607	422,301
Steve Bleyl	-	-	22,765	553,144

Potential Payments upon Termination or Change in Control

Employment Agreement for Mr. Becker

The Company entered into an employment agreement with Mr. Becker. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period), (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination, (d) all shares acquired upon exercise of options granted therein are released from certain lock-up restrictions and (e) all outstanding options and other equity awards will fully vest.

The employment agreement also contains a “gross-up” provision to address any excess parachute payment resulting under Section 280G of the Code. In the event any severance benefits provided to Mr. Becker subject him to the excise tax imposed under the Code, the Company shall pay Mr. Becker the amount necessary to make up for the excise tax on excess parachute payments and income and payroll taxes on the excise tax.

For such purposes, “Cause” means one of the following: (a) a material breach by executive of the terms of this Agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to the Company. For purposes of this definition, no act, or failure to act, on executive’s part shall be considered “willful” unless done, or omitted to be done, by executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to executive and an opportunity for executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board executive was guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.

For such purposes, “Good Reason” means any of the following if the same occurs without executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom executive is required to report; (d) a material change in the geographic location at which executive must perform the services (for this purpose, any relocation of more than 50 miles shall be deemed a material change); (e) any material reduction or other adverse change in executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by the Company under the employment agreement. To terminate for Good Reason, executive must incur a termination of employment on or before the second anniversary of the initial existence of the condition.

Employment Agreement for Mr. Peters

On October 24, 2008, the Company entered into an amended and restated employment agreement with Mr. Peters. See “Employment Arrangements” above for additional information. If Mr. Peters is terminated without Cause or for Good Reason, Mr. Peters will receive six month’s base salary plus the greater of (i) one-half of the maximum bonus for that year or (ii) one-half of the average bonus paid in the prior two years and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that Good Reason does not include subsection (f) in the definition above and Cause does not include the requirement of an affirmative vote of the Board.

The employment agreement also contains a “gross-up” provision to address any excess parachute payment resulting under Section 280G of the Code. In the event any severance benefits provided to Mr. Peters subject him to the excise tax on excess parachute payments imposed under Section 4999 of the Code, the Company shall pay Mr. Peters the amount necessary to make up for the excise tax paid and income and payroll taxes on the excise tax.

Employment Agreements for Messrs. Briggs, Orgas and Bleyl

The Company has entered into employment agreements with Messrs. Briggs, Orgas and Bleyl. See “Employment Arrangements” above for additional information. Upon termination without Cause or for Good Reason, each will receive an amount equal to six months base salary and all outstanding equity awards shall fully vest. The definitions for “Cause” and “Good Reason” are the same as described above for Mr. Becker, except that the definition of Good Reason for Messrs. Briggs, Orgas or Bleyl does not specify the distance for an applicable relocation.

Equity Acceleration

2007 Equity Incentive Plan. Awards outstanding under the 2007 Equity Incentive Plan will fully vest upon a Change in Control unless (a) assumed by the successor corporation; (b) replaced with a cash retention program providing the same value or (c) otherwise limited by the plan administrator. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Corporation with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction; or

(c)	all or substantially all of the Company’s assets are sold.

2009 Equity Incentive Plan, as amended. Awards outstanding under the Equity Plan will fully vest upon a Change in Control (a) if not fully converted and assumed, (b) if the awards are converted and assumed, after a Qualifying Termination, or (c) by the Participant for “Good Reason,” if “Good Reason” is defined in the applicable Award Agreement or employment agreement. Qualifying Termination is defined as a termination of employment within twenty-four months following a Change in Control or by the Company other than for Cause, gross negligence, or deliberate misconduct which demonstrably harms the Company. A Change in Control shall be deemed to have occurred if in a single transaction or series of related transactions:

(a)	any person (as such term is used in Section 13(d) and 149d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of the Company representing 51% or more of the combined voting power of the Company;

(b)	there is a merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or surviving entity) outstanding immediately after such transaction;

(c)

during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with Company to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d)	all or substantially all of the Company’s assets are sold.

The option award agreement also provides that if an executive is terminated without Cause, the option will be deemed to have vested through the next annual anniversary of the grant date.

The following tables provide information on potential benefits that could be received by the Named Executive Officers upon a termination or Change in Control. The tables assume termination as of the close of business on December 31, 2014. The closing price for the Company’s Common Stock on the last trading day of 2014 was $24.78. Post-termination health care represents the approximate value of such benefits. Upon a Change in Control of the Company the executive may be subject to certain excise taxes imposed by Section 4999 of the Code on any excess parachute payments under Section 280G. As discussed above, the Company has agreed to reimburse Mr. Becker and Mr. Peters for all such excise taxes and any income and excise taxes that are payable by the executive as a result of any such reimbursements. Currently, amounts shown as compensation related to Change in Control do not trigger excise taxes for excess parachute payments; and therefore are not included in the tables below.

Todd Becker

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$3,675,000	$-
Equity Vesting (2)	5,903,562	5,903,562

Benefits and Perquisites
Post-Termination Health Care	21,564	-
Certain Relocation Benefits (3)	-	-

Total	$9,600,126	$5,903,562

(1)	Assumes a bonus of the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.
(3)	Mr. Becker receives certain relocation assistance in the event of termination without Cause, for Good Reason, or after a termination after a Change in Control, if he relocates more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

Jerry Peters

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary and Bonus (1)	$450,000	$-
Equity Vesting (2)	907,518	907,518

Total	$1,357,518	$907,518

(1)	Assumes a bonus of the greater of one-half of his maximum bonus for that year or one-half the average of his bonuses during the prior two years.
(2)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Jeff Briggs

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$150,000	$-
Equity Vesting (1)	868,712	868,712

Total	$1,018,712	$868,712

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Mike Orgas

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$125,000	$-
Equity Vesting (1)	680,930	680,930

Total	$805,930	$680,930

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Steve Bleyl

Executive Benefits and Payments Upon Termination	Termination without Cause or for Good Reason	Change in Control
Termination Compensation
Base Salary	$125,000	$-
Equity Vesting (1)	746,820	746,820

Total	$871,820	$746,820

(1)	Represents accelerated vesting of all outstanding equity awards and release of restrictions on such awards.

Compensation Committee Interlocks and Insider Participation

No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Company’s Compensation Committee. During 2014, no executive officers of the Company served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a director of the Company.

Compensation Risk Assessment

With the help of its compensation consultant, in 2014 the Compensation Committee reviewed the Company’s executive compensation policies and practices, and determined that the Company’s executive compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also reviewed the Company’s compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking.

Moreover, the Compensation Committee determined that, for all employees, the Company’s non-executive compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation, as these programs are fully discretionary after performance for the relevant period has been achieved, recommended by senior management to the Compensation Committee and reviewed at such time to support the Company’s goals and objectives.

EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2014, certain information related to our compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	249,750	$11.92	1,564,819
Equity compensation plans not approved by security holders (2)	90,000	$7.77	-

Total	339,750		1,564,819

(1)	The maximum number of shares that may be issued under the 2009 Equity Incentive Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 3,000,000 shares of our common stock, plus shares remaining under the 2007 Equity Incentive plan that were rolled in the 2009 Equity Incentive Plan on May 9, 2009. Shareholders approved the addition of 500,000 shares to the 2009 Equity Incentive Plan at the 2013 Annual Meeting of Shareholders. These shares were registered on Form S-8 on February 7, 2014. Also included in the 2007 plan were 267,528 shares assumed in the October 2008 merger with VBV.
(2)	In connection with the October 2008 merger with VBV, 150,000 fully-vested options were issued to Todd A. Becker on October 16, 2008 as an inducement grant pursuant to Mr. Becker’s Employment Agreement. Grants were given to six other individuals for a total of 260,000 options as inducement to enter into employment arrangements with Green Plains. A total of 320,000 of these options have been exercised or forfeited. All remaining options were fully vested at December 31, 2014.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 19, 2015 for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, including the nominees for election as director, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers, eighteen in number, as a group. On March 19, 2015, the Company had 37,943,810 shares of Common Stock outstanding. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares. The Shareholders’ Agreement discussed above under “INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE – Board of Directors” also provides certain registration rights with respect to the shares of the Company’s Common Stock held by the parties. The Company has a policy that does not permit hedging of Company securities by executive officers.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	3,241,108	8.5%
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	3,158,700	8.3
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	2,834,524	7.5
Lazard Asset Management LLC (3) 30 Rockefeller Plaza New York, NY 10112	2,169,288	5.7
Citadel LLC (3) 131 South Dearborn Street, 32nd Floor Chicago, IL 60603	1,993,469	5.3
Alain Treuer (4)	935,978	2.5
Wilon Holdings S.A. (5) 53rd E Street Urbanizacion Marbella MGM Tower 16th Floor Panama City, Republic of Panama	912,001	2.4
Todd Becker (6)	634,752	1.7
Jeff Briggs (7)	184,161	*
Brian Peterson (8)	129,077	*
Steve Bleyl (9)	127,005	*
Mike Orgas	116,769	*
Wayne Hoovestol (10)	116,509	*
Jerry Peters (11)	114,578	*
Gordon Glade (12)	39,965	*
Jim Anderson	34,977	*
Jim Barry	9,603	*
James Crowley	3,686	*
Gene Edwards	2,844	*
Thomas Manuel	-	*
Executive Officers and Directors as a Group (18 persons) (13)	2,650,012	6.9
*	Less than 1%.

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.
(3)	Based on the amount reported in the respective Schedule 13G filing, as follows:

i.	The Vanguard Group, Inc. Schedule 13G filed on February 11, 2015. Shares are beneficially owned with sole voting power over 45,815 of the shares and sole dispositive power over 3,197,993 of the shares.

ii.	Dimensional Fund Advisors LP (“DFA”) Schedule 13G filed on February 5, 2015. In its role as investment advisor, sub-advisor and/or manager, DFA may be deemed to be beneficial owner of these shares, but it disclaims beneficial ownership of these shares. In this role, shares are beneficially owned with sole voting power over 3,041,667 of the shares and the power to dispose of all of the shares.

iii.	BlackRock Inc. Schedule 13G filed on January 26, 2015. Shares are beneficially owned with sole voting power over 2,751,562 of the shares and the power to dispose of all of the shares.

iv.	Lazard Asset Management LLC Schedule 13G filed on March 18, 2015. Shares are beneficially owned with sole voting power over 2,073,422 of the shares and the power to dispose of all of the shares.

v.	Citadel LLC Schedule 13G filed on March 3, 2015. Citadel GP LLC and Kenneth Griffin may be deemed to beneficially own 1,993,469 shares, with no sole voting or dispositive power over any of the shares. Of this amount, Citadel Advisors LLC and Citadel Advisors Holding III LP may be deemed to beneficially own 1,862,571 shares, with no sole voting or dispositive power over any of the shares.
(4)	Consists of 23,977 shares held by Mr. Treuer and 912,001 shares owned by Wilon Holdings S.A. Although Mr. Treuer has voting and investment power with respect to the shares owned by Wilon, he disclaims beneficial ownership of the shares owned by Wilon, except to the extent of his pecuniary interest therein.
(5)	Based on Amendment No. 3 to Schedule 13D/A filed on January 9, 2015 with the SEC.
(6)	Includes options exercisable within 60 days of March 19, 2015 for 140,000 shares.
(7)	Includes options exercisable within 60 days of March 19, 2015 for 18,750 shares.
(8)	Includes options exercisable within 60 days of March 19, 2015 for 10,000 shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.
(9)	Includes options exercisable within 60 days of March 19, 2015 for 50,000 shares.
(10)	Based on Amendment No. 6 to his Schedule 13D filed on March 23, 2015 with the SEC. Includes 17,000 shares owned by Mr. Hoovestol’s wife.
(11)	Includes options exercisable within 60 days of March 19, 2015 for 25,000 shares.
(12)	Includes 11,988 shares owned by entities in which Mr. Glade has ownership.
(13)	Includes options exercisable within 60 days of March 19, 2015 totaling 248,750 shares for executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Related Party Transactions

The Board has adopted a written policy governing related party transactions. The related party policy requires the Audit Committee to review each Related Party Transaction (defined below) and determine whether it will approve or ratify such transaction.

For purposes of the related party policy, a “Related Party Transaction” is any transaction, arrangement or relationships with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year. “Related Party” includes (a) any person who is or was (at any time during the last year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of the Company’s voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 10% beneficial ownership interest. Certain smaller specified transactions are deemed preapproved by the Audit Committee.

In determining whether a Related Party Transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the Related Party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not Related Parties; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

Related Party Transactions

Commercial Contracts

Three subsidiaries of the Company have executed separate financing agreements for equipment with AXIS Capital Inc. Gordon F. Glade, President and Chief Executive Officer of AXIS Capital, is a member of the Company’s Board of Directors. In March 2014, a subsidiary of the Company entered into $1.4 million of new equipment financing agreements with AXIS Capital with monthly payments beginning in April 2014. Totals of $1.2 million and $0.1 million were included in debt at December 31, 2014 and 2013, respectively, under these financing arrangements. Payments, including principal and interest, totaled $0.3 million, $0.1 million and $0.3 million for the years ended December 31, 2014, 2013 and 2012, respectively, and the weighted average interest rate for all outstanding financing agreements with AXIS Capital is 6.8%.

Aircraft Leases

Effective April 1, 2014, the Company entered into two agreements with entities controlled by Wayne B. Hoovestol for the lease of two aircraft. Mr. Hoovestol is Chairman of the Company’s Board of Directors. In total, the Company agreed to pay $15,834 per month for combined aircraft usage of up to 125 hours per year. Any flight time in excess of 125 hours per year will incur additional hourly-based charges. These agreements replaced a prior agreement with an entity controlled by Mr. Hoovestol for the lease of an aircraft for $6,667 per month for use of up to 100 hours per year, with any flight time in excess of 100 hours resulting in additional hourly-based charges. During the years ended December 31, 2014, 2013 and 2012, payments related to these leases totaled $187 thousand, $136 thousand and $121 thousand, respectively. The Company had approximately $2 thousand in outstanding payables related to this agreement at December 31, 2014 and no outstanding payables at December 31, 2013.

Effective January 1, 2015, the Company has entered into two agreements with an entity controlled by Mr. Hoovestol for the lease of two different aircraft, replacing the prior agreements. Under the new agreements, the Company has agreed to pay $9,766 per month for combined aircraft usage of up to 125 hours per year. Any flight time in excess of 125 hours per year will incur additional hourly-based charges.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees

For the years ended December 31, 2014 and 2013, KPMG LLP (“KPMG”) was the Company’s independent auditor. The following table sets forth aggregate fees billed to the Company for professional services rendered by KPMG for the years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees	$1,185,735	$877,455
Audit-Related Fees	-	-
Tax Fees	7,000	-
All Other Fees	-	-

Total	$1,192,735	$877,455

Audit Fees. Audit fees were for professional services rendered for the annual audit of the Company’s consolidated financial statements, quarterly reviews of the Company’s consolidated financial statements, reviews of other Company filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, other than those previously reported under “Audit Fees.” There were no audit-related fees billed by KPMG in 2014 or 2013 not otherwise disclosed.

Tax Fees. Tax fees are for professional services, approved by the Audit Committee in advance, rendered for tax compliance, tax advice and tax planning. The Company did not utilize KPMG for tax services in 2013.

All Other Fees. All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2014 or 2013.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor. It is the Company’s policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by KPMG during 2014 and 2013 were approved in advance by the Company’s Audit Committee. The Audit Committee has considered whether the provision of the services performed by the Company’s principal accountant is compatible with maintaining the principal accountant’s independence.

Availability of Accountants

Representatives from KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Company has an Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has designated Mr. James Crowley as its audit committee financial expert as defined in Rule 407(d)(5) of Regulation S-K. Mr. Crowley also serves as the Audit Committee Chairman.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2014, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2014, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and Company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standard No. 61 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit

Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2014. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s report on Form 10-K for the year ended on December 31, 2014.

Respectfully submitted,

James Crowley, Chairman

Jim Anderson

Gene Edwards

Gordon Glade

Brian Peterson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of such forms received by the Company, the Company believes that all of its directors, executive officers and 10% shareholders complied in a timely manner with the Section 16(a) filing requirements for the Company’s most recent calendar year.

OTHER MATTERS

Annual Report

This Proxy Statement and the Company’s Annual Report, which includes financial and other information about the activities of the Company, but is not to be deemed a part of the proxy soliciting material are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.gpreinc.com as soon as reasonably practicable after the Company files or furnishes such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with the Company’s annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of the Company’s Common Stock on March 19, 2015. The information found on the Company’s website is not part of this or any other report the Company files with or furnishes to the SEC.

Shareholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a shareholder proposal to be raised at its next annual meeting of shareholders in accordance with the requirements of the Company’s bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the proxy statement. The

Company’s bylaws provide that timely written notice of a shareholder proposal or director nomination must be delivered to, or mailed and received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting (which for a May 12th meeting date is on or before February 12, 2016 and on or after January 13, 2016). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2016 annual meeting of shareholders, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any derivative instrument and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any securities of the Corporation; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any security of the Corporation; (v) any rights to dividends on the shares of the Corporation beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the Secretary of the Corporation must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. The Company’s bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

In addition the foregoing, a shareholder who wishes to nominate a director for election or reelection, must also include the following in its notice to the Company as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Iowa law with respect to the Corporation and its shareholder; (iv) a fully completed Director’s Questionnaire on the form supplied by the Corporation upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly-disclosed corporate guidance, conflict or interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Any shareholder who desires to have a proposal included in the proxy soliciting material relating to the Company’s 2016 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary of the Company at 450 Regency Parkway, Suite 400, Omaha, Nebraska 68114. This proposal must be received no later than December 4, 2015 to be considered for inclusion in the proxy statement for the 2016 annual meeting of shareholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

Michelle S. Mapes

Corporate Secretary

April 2, 2015

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2015.
Vote by Internet
• Go to www.envisionreports.com/GPRE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.
1.	To elect four directors to serve three-year terms that expire at the 2018 annual meeting:
		For	Withhold		For	Withhold		For	Withhold
	01 - Todd Becker	☐	☐	02 - Thomas Manuel	☐	☐	03 - Brian Peterson	☐	☐
	04 - Alain Treuer	☐	☐

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — please print new address below.

C	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

      020K1C

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 12, 2015:

The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Green Plains Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 12, 2015

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2015

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on May 12, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.

1.	To elect four directors to serve three-year terms that expire at the 2018 annual meeting:
		For	Withhold		For	Withhold		For	Withhold

	01 - Todd Becker	☐	☐	02 - Thomas Manuel	☐	☐	03 - Brian Peterson	☐	☐

	04 - Alain Treuer	☐	☐

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Authorized Signatures — this section must be completed for your vote to be counted — date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 —Please keep signature within the box.
/ /

020K2C

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 12, 2015:

The Notice, Proxy Statement and Annual Report are available at www.edocumentview.com/GPRE

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Green Plains Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 12, 2015

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2015

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on May 12, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)